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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 8, 1997 (except for Note K, as to which the date is March 7, 1997), accompanying the consolidated financial statements included in the Annual Report on Form 10-K of First Enterprise Financial Group, Inc. for the year ended December 31, 1996. We consent to the incorporation by reference of the aforementioned report in the Registration Statement of First Enterprise Financial Group, Inc. on Form S-8 (File No. 333-09039, effective July 26, 1996).


                                        GRANT THORNTON LLP

Chicago, Illinois
March 27, 1997